Exhibit 99.2 SUPPLEMENTAL OPERATING & FINANCIAL DATA Q1 2018 an S&P 500 company S&P High Yield Dividend Aristocrats® index member

Table Of Contents 2 Q1 2018 Supplemental Operating & Financial Data This Supplemental Operating & Financial Data should be read in connection with the company's first quarter 2018 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 8, 2018) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 18 Property Type Composition 19 Same Store Rental Revenue 20 Leasing Data Occupancy 21 Leasing Activity 22 Lease Expirations 23 Earnings Guidance 24 Analyst Coverage 25

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Benjamin N. Fox, Executive VP, Portfolio and Asset Management Credit Ratings Moody’s A3 Stable Outlook Standard & Poor’s BBB+ Positive Outlook Fitch BBB+ Stable Outlook Dividend Information as of April 2018 Current annualized dividend of $2.634 per share Compound average annual dividend growth rate of approximately 4.7% 574 consecutive monthly dividends declared 82 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Equiniti Trust Company Phone: (800) 468-9716 Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. Over the past 49 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At March 31, 2018, we owned a diversified portfolio of 5,326 properties located in 49 states and Puerto Rico, with over 90 million square feet of leasable space. Our properties are leased to 254 different commercial tenants doing business in 47 separate industries. Approximately 81% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 6% were from other property types. Our physical occupancy rate as of March 31, 2018 was 98.6%, with a weighted average remaining lease term of approximately 9.4 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O“. Corporate Overview 3 Q1 2018 Supplemental Operating & Financial Data March 31, 2018 Closing price $ 51.73 Shares and units outstanding 284,967,386 Market value of common equity $ 14,741,363,000 Total market capitalization $ 21,351,323,000

Consolidated Statements Of Income (dollars in thousands, except per share amounts) 4 Q1 2018 Supplemental Operating & Financial Data (unaudited) Three months ended March 31, 2018 2017 REVENUE Rental $ 306,548 $ 285,821 Tenant reimbursements 11,300 11,229 Other 447 975 Total revenue 318,295 298,025 EXPENSES Depreciation and amortization 131,103 121,097 Interest 59,415 59,305 General and administrative 15,684 13,565 Property (including reimbursable) 16,552 19,075 Income taxes 1,223 1,047 Provisions for impairment 14,221 5,433 Total expenses 238,198 219,522 Gain of sales of real estate 3,218 10,532 Net income 83,315 89,035 Net income attributable to noncontrolling interests (152) (165) Net income attributable to the Company 83,163 88,870 Preferred stock dividends - (3,911) Excess of redemption value over carrying value of preferred shares subject to redemption - (13,373) Net income available to common stockholders $ 83,163 $ 71,586 Net income available to common stockholders per common share: Basic and diluted $ 0.29 $ 0.27

Funds From Operations (FFO) (dollars in thousands, except per share amounts) 5 Q1 2018 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended March 31, 2018 2017 Net income available to common stockholders $ 83,163 $ 71,586 Depreciation and amortization 131,103 121,097 Depreciation of furniture, fixtures and equipment (159) (157) Provisions for impairment 14,221 5,433 Gain on sales of real estate (3,218) (10,532) FFO adjustments allocable to noncontrolling interests (228) (214) FFO available to common stockholders $ 224,882 $ 187,213 FFO allocable to dilutive noncontrolling interests 218 220 Diluted FFO $ 225,100 $ 187,433 FFO per common share, basic and diluted $ 0.79 $ 0.71 Distributions paid to common stockholders $ 185,556 $ 162,506 FFO available to common stockholders in excess of distributions paid to common stockholders $ 39,326 $ 24,707 Weighted average number of common shares used for FFO per share computations: Basic 283,917,418 263,340,491 Diluted 284,345,328 263,934,304

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts) 6 Q1 2018 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). (1) See reconciling items for FFO presented under "Funds from Operations (FFO).” Three months ended March 31, 2018 2017 Net income available to common stockholders $ 83,163 $ 71,586 Cumulative adjustments to calculate FFO (1) 141,719 115,627 FFO available to common stockholders 224,882 187,213 Excess of redemption value over carrying value of Class F preferred share redemption - 13,373 Amortization of share-based compensation 3,662 2,753 Amortization of deferred financing costs 844 1,487 Amortization of net mortgage premiums (459) (630) Gain on interest rate swaps (2,007) (1,330) Leasing costs and commissions (917) (410) Recurring capital expenditures (11) (341) Straight-line rent (5,365) (3,283) Amortization of above and below-market leases 3,864 2,432 Other adjustments 67 72 Total AFFO available to common stockholders $ 224,560 $ 201,336 AFFO allocable to dilutive noncontrolling interests 229 294 Diluted AFFO $ 224,789 $ 201,630 AFFO per common share, basic and diluted $ 0.79 $ 0.76 Distributions paid to common stockholders $ 185,556 $ 162,506 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 39,004 $ 38,830 Weighted average number of common shares used for AFFO per share computations: Basic 283,917,418 263,340,491 Diluted 284,345,328 264,022,486

Consolidated Balance Sheets (dollars in thousands , except per share amounts) 7 Q1 2018 Supplemental Operating & Financial Data March 31, 2018 December 31, 2017 ASSETS (unaudited) Real estate, at cost: Land $ 4,259,909 $ 4,080,400 Buildings and improvements 11,145,329 10,936,069 Total real estate, at cost 15,405,238 15,016,469 Less accumulated depreciation and amortization (2,433,678) (2,346,644) Net real estate held for investment 12,971,560 12,669,825 Real estate held for sale, net 29,953 6,674 Net real estate 13,001,513 12,676,499 Cash and cash equivalents 20,627 6,898 Accounts receivable, net 125,690 119,533 Acquired lease intangible assets, net 1,262,252 1,194,930 Goodwill 14,943 14,970 Other assets, net 49,068 45,336 Total assets $ 14,474,093 $ 14,058,166 LIABILITIES AND EQUITY Distributions payable $ 62,904 $ 60,799 Accounts payable and accrued expenses 92,379 109,523 Acquired lease intangible liabilities, net 303,204 268,796 Other liabilities 123,705 116,869 Line of credit payable 1,082,000 110,000 Term loans, net 319,441 445,286 Mortgages payable, net 313,173 325,941 Notes payable, net 4,879,628 5,230,244 Total liabilities $ 7,176,434 $ 6,667,458 Stockholders' equity: Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 284,380,175 shares issued and outstanding as of March 31, 2018 and 284,213,685 shares issued and outstanding as of December 31, 2017 9,625,200 9,624,264 Distributions in excess of net income (2,357,220) (2,252,763) Total stockholders' equity 7,267,980 7,371,501 Noncontrolling interests 29,679 19,207 Total equity 7,297,659 7,390,708 Total liabilities and equity $ 14,474,093 $ 14,058,166

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of March 31, 2018		Principal Balance as of March 31, 2018	% of Debt	Interest Rate as of March 31, 2018	Weighted Average Years until Maturity
Credit Facility						
Credit Facility (1)	June 30, 2019	$	1,082,000	16.4%	2.70%	1.2 years
Unsecured Term Loans						
Term Loan - Tau (2)	July 21, 2018		70,000	1.1%	2.56%	0.3 years
Term Loan - Realty Income (3)	June 30, 2020		250,000	3.7%	2.62%	2.3 years
	Principal amount		320,000	4.8%	2.61% (6)	1.8 years
Deferred financing costs			(559)			
	Carrying value		319,441			
Senior Unsecured Notes and Bonds						
5.750% Notes due 2021	January 15, 2021		250,000	3.8%	5.75%	
3.250% Notes due 2022	October 15, 2022		950,000	14.4%	3.25%	
4.650% Notes due 2023	August 1, 2023		750,000	11.3%	4.65%	
3.875% Notes due 2024	July 15, 2024		350,000	5.3%	3.88%	
4.125% Notes due 2026	October 15, 2026		650,000	9.8%	4.13%	
3.000% Notes due 2027	January 15, 2027		600,000	9.1%	3.00%	
3.650% Notes due 2028	January 15, 2028		550,000	8.3%	3.65%	
5.875% Bonds due 2035	March 15, 2035		250,000	3.8%	5.88%	
4.650% Notes due 2047	March 15, 2047		550,000	8.3%	4.65%	
	Principal amount		4,900,000	74.1%	4.06% (6)	9.7 years
Unamortized net premiums and deferred financing costs			(20,372)			
	Carrying value		4,879,628			
Mortgages Payable						
27 mortgages on 61 properties	December 2018 - June 2032		307,960 (4)	4.7%	5.07%	3.9 years
Unamortized net premiums and deferred financing costs			5,213			
	Carrying value		313,173			
	TOTAL DEBT	**$**	**6,609,960** (5)		**3.81%** (6)	**7.7 years**

Fixed Rate	**$**	**5,435,661**	**82%**
Variable Rate	**$**	**1,174,299**	**18%**

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. The credit facility also has a $1.0 billion expansion option. As of March 31, 2018, approximately $918 million was available on the credit facility.

(2) Borrowing under the term loan bears interest at the current one month LIBOR plus 0.90%. In January 2018 we entered into a six-month extension of this loan, which now matures in July 2018 and includes, at our election, two six-month extension options.

(3) Borrowing under the term loan bears interest at the current one month LIBOR plus 0.90%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.62%.

(4) The mortgages payable are at fixed interest rates, except for mortgages totaling $22.3 million as of March 31, 2018.

(5) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

(6) The totals are calculated as the weighted average interest rate as of March 31, 2018 for each respective category.

Q1 2018 Supplemental Operating & Financial Data 8

Debt Maturities (dollars in millions) 9 Q1 2018 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds Total Interest Rate (1) 2018 $ - $ 70.0 $ 9.6 $ - $ 79.6 3.08% 2019 1,082.0 - 20.7 - 1,102.7 4.71% 2020 - 250.0 82.4 - 332.4 3.88% 2021 - - 67.0 250.0 317.0 5.71% 2022 - - 109.7 950.0 1,059.7 3.43% Thereafter - - 18.6 3,700.0 3,718.6 4.16% Totals $ 1,082.0 $ 320.0 $ 308.0 $ 4,900.0 $ 6,610.0 Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2018 $ - $ 1.1 $ 1.2 $ 7.3 $ 9.6 4.93% 2019 1.2 1.3 17.0 1.2 20.7 4.71% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.54% 2022 0.4 10.0 61.6 37.7 109.7 4.98% Thereafter - - - - 18.6 5.12% Totals $ 21.0 $ 31.3 $ 123.1 $ 114.0 $ 308.0 (1) Weighted average interest rate for 2019 excludes the credit facility.

Capital Structure as of March 31, 2018 Capitalization & Financial Ratios (dollars in thousands , except per share amounts) 10 Q1 2018 Supplemental Operating & Financial Data Liquidity as of March 31, 2018 Cash on Hand $ 20,627 Availability under Credit Facility 918,000 $ 938,627 Capitalization as of March 31, 2018 Principal Debt Balance Credit Facility $ 1,082,000 Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 4,900,000 Mortgages Payable 307,960 Total Debt $ 6,609,960 Equity Shares / Units Stock Price Market Value Common Stock (NYSE: O) 284,380,175 $ 51.73 $ 14,710,987 Common Units (1) 587,211 $ 51.73 30,376 Total Equity $ 14,741,363 Total Market Capitalization (2) $ 21,351,323 Debt/Total Market Capitalization (2) 31.0% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $21,330,696 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Year-over-Year Q1 2018 Q1 2017 Growth Rate Common Dividend Paid per Share $ 0.651 $ 0.624 4.3% AFFO per Share (diluted) $ 0.79 $ 0.76 3.9% AFFO Payout Ratio 82.4% 82.1% Debt 31.0% Common Stock 69.0%

Adjusted EBITDA*re* & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to Adjusted EBITDA*re*[1]

		Three months ended March 31, 2018
Net income	$	83,315
Interest		59,415
Income taxes		1,223
Depreciation and amortization		131,103
Impairment loss		14,221
Gain on sales of real estate		(3,218)
Quarterly Adjusted EBITDA*re*	$	286,059
Annualized Adjusted EBITDA*re*	$	1,144,236
Debt/Adjusted EBITDA*re* [2]		5.8

Debt Service & Fixed Charge Coverage [3]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.1
4.4
4.7
4.8
4.6
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018

(1) The National Association of Real Estate Investment Trust (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDA*re*) would provide investors with a consistent measure to help make investment decisions among REITs. Although this update has not changed our calculation, we have re-labeled our Adjusted EBITDA to "Adjusted EBITDA*re*" in order to be consistent with the NAREIT definition. Adjusted EBITDA*re*, a non-GAAP financial measure, means, for the most recent quarter, earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales of real estate. Our Adjusted EBITDA*re* is consistent with the National Association of Real Estate Investment Trusts' definition, but may not be comparable to Adjusted EBITDA*re* reported by other companies that interpret the definitions of Adjusted EBITDA*re* differently than we do. Management believes Adjusted EBITDA*re* to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDA*re* metric is meaningful because it represents the company's current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDA*re* is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDA*re* should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDA*re*, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDA*re* and then dividing by our total debt per the consolidated balance sheet.

(2) Our ratio of debt to adjusted EBITDA*re*, which is used by management as a measure of leverage, is calculated by annualizing quarterly adjusted EBITDA*re* and then dividing by our total debt per the consolidated balance sheet.

(3) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage.

Q1 2018 Supplemental Operating & Financial Data 11

Debt Covenants 12 Q1 2018 Supplemental Operating & Financial Data As of March 31, 2018 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 42.6% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 2.1% Debt service and fixed charge coverage (trailing 12 months) (1) > 1.5x 4.6x Maintenance of total unencumbered assets > 150% of unsecured debt 237.0% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2017, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2017, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in exactly the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage.

First Quarter 2018 Number of Properties Investment Cash Rents Leasable Square Feet Cash Capitalization Rate (1) Weighted Average Lease Term (Years) New Property Acquisitions 168 $ 506,040 $ 31,268 851,528 6.2% 14.0 Properties under Development (2) 6 3,767 254 102,728 6.7% 12.7 Total Real Estate Investments 174 $ 509,807 $ 31,522 954,256 6.2% 14.0 Approximately 85% of the annualized revenue generated by these investments is from investment grade tenants (3) (1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income). (2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development. (3) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Investment Summary (dollars in thousands) 13 Q1 2018 Supplemental Operating & Financial Data

First Quarter 2018 Number of Properties Original Investment Net Book Value Net Proceeds Cash Capitalization Rate (1) Occupied 3 $ 6,635 $ 5,651 $ 8,448 6.6% Vacant 11 15,405 4,875 5,331 - Total Real Estate Dispositions 14 $ 22,040 $ 10,526 $ 13,779 The unlevered internal rate of return on properties sold during the first quarter was 7.3% Disposition Summary (dollars in thousands) 14 Q1 2018 Supplemental Operating & Financial Data (1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between April 2018 and June 2018. Development Pipeline (dollars in thousands) 15 Q1 2018 Supplemental Operating & Financial Data Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 3 $ 18,347 $ 8,194 $ 26,541 100% Development of existing properties 1 1,056 1,088 2,144 100% 4 $ 19,403 $ 9,282 $ 28,685 Non-Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 1 $ - $ 48,704 $ 48,704 100% Development of existing properties - - - - - 1 $ - $ 48,704 $ 48,704 Total Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 4 $ 18,347 $ 56,898 $ 75,245 100% Development of existing properties 1 1,056 1,088 2,144 100% 5 $ 19,403 $ 57,986 $ 77,389

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at March 31, 2018 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	221	6.7%	Baa2/ BBB/ BBB
FedEx	43	5.0%	Baa2/ BBB/ -
Dollar General	532	3.8%	Baa2/ BBB/ -
LA Fitness	53	3.8%	-
7-Eleven	224	3.6%	Baa1/ AA-/ -
Dollar Tree / Family Dollar	468	3.5%	Baa3/ BBB-/ -
AMC Theatres	32	3.5%	-
Walmart / Sam's Club	51	3.0%	Aa2/ AA/ AA
Circle K (Couche-Tard)	298	2.4%	Baa2/ BBB/ -
BJ's Wholesale Clubs	15	2.2%	-
Treasury Wine Estates	17	2.0%	-
CVS Pharmacy	80	2.0%	Baa1/ BBB/ -
Life Time Fitness	11	2.0%	-
Regal Cinemas	25	1.9%	-
Super America (Andeavor)	134	1.8%	Baa3/ BBB-/ BBB-
GPM Investments / Fas Mart	216	1.7%	-
TBC Corporation (Sumitomo)	159	1.5%	Baa1/ A-/ -
Kroger	14	1.4%	Baa1/ BBB/ BBB
Rite Aid	50	1.3%	-
FreedomRoads / Camping World	19	1.2%	-

Weighted Average EBITDAR/Rent Ratio on Retail Properties **2.8x** (1)
Median EBITDAR/Rent Ratio on Retail Properties **2.6x** (1)

(1) Based on the analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2) :

Number of Properties	2,802
Percentage of Annualized Rents	51%
Percentage of Leases with Rental Increases, Based on Revenue	76%



37%
44%
5%
14%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 51% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q1 2018 Supplemental Operating & Financial Data 16

Industry Diversification 17 Q1 2018 Supplemental Operating & Financial Data * Less than 0.1% Percentage of Rental Revenue For the Quarter Ended For the Year Ended March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2018 2017 2016 2015 2014 2013 Apparel stores 1.3% 1.6% 1.9% 2.0% 2.0% 1.9 % Automotive collision services 0.9 1.0 1.0 1.0 0.8 0.8 Automotive parts 1.6 1.3 1.3 1.4 1.3 1.2 Automotive service 2.3 2.2 1.9 1.9 1.8 2.1 Automotive tire services 2.4 2.6 2.7 2.9 3.2 3.6 Beverages 2.6 2.7 2.6 2.7 2.8 3.3 Aerospace 0.9 0.9 1.0 1.1 1.2 1.2 Book stores * * * * * * Child care 1.9 1.8 1.9 2.0 2.2 2.8 Consumer appliances 0.5 0.5 0.5 0.6 0.5 0.6 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.7 0.8 0.9 0.9 0.9 1.0 Convenience stores 9.1 9.6 8.7 9.2 10.1 11.2 Crafts and novelties 0.7 0.6 0.6 0.6 0.6 0.6 Diversified industrial 0.8 0.9 0.9 0.8 0.5 0.2 Dollar stores 7.5 7.9 8.6 8.9 9.6 6.2 Drug stores 10.5 10.9 11.2 10.6 9.5 8.1 Electric utilities 0.1 0.1 0.1 0.1 0.1 * Entertainment 0.5 0.4 0.5 0.5 0.5 0.6 Food processing 0.6 0.6 1.1 1.2 1.4 1.5 Equipment services 0.4 0.4 0.6 0.5 0.6 0.5 Financial services 2.3 2.4 1.8 1.7 1.8 2.0 General merchandise 2.2 2.0 1.8 1.7 1.5 1.1 Government services 0.9 1.0 1.1 1.2 1.3 1.4 Grocery stores 5.1 4.4 3.1 3.0 3.0 2.9 Health and fitness 7.6 7.5 8.1 7.7 7.0 6.3 Health care 1.4 1.4 1.5 1.7 1.8 1.9 Home furnishings 0.9 0.9 0.8 0.9 0.9 1.1 Home improvement 3.0 2.6 2.5 2.4 1.7 1.6 Machinery 0.1 0.1 0.1 0.1 0.2 0.2 Motor vehicle dealerships 2.4 2.1 1.9 1.6 1.6 1.6 Insurance 0.1 0.1 0.1 0.1 0.1 0.1 Jewelry 0.1 0.1 0.1 0.1 0.1 0.1 Office supplies 0.2 0.2 0.3 0.3 0.4 0.5 Other manufacturing 0.7 0.8 0.8 0.7 0.7 0.6 Packaging 1.2 1.0 0.8 0.8 0.8 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.2 Pet supplies and services 0.5 0.6 0.6 0.7 0.7 0.8 Education 0.2 0.3 0.3 0.3 0.4 0.4 Restaurants - casual dining 3.6 3.8 3.9 3.8 4.3 5.1 Restaurants - quick service 5.3 5.1 4.9 4.2 3.7 4.4 Shoe stores 0.5 0.6 0.7 0.7 0.9 1.0 Sporting goods 1.2 1.4 1.6 1.8 1.6 1.7 Telecommunications 0.6 0.6 0.6 0.7 0.7 0.7 Theaters 5.8 5.0 4.9 5.1 5.3 6.2 Transportation services 5.2 5.4 5.5 5.4 5.2 5.4 Wholesale clubs 3.1 3.3 3.6 3.8 4.1 3.9 Other 0.1 0.1 0.2 0.2 0.2 0.2 Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2018[1]	Percentage of Rental Revenue
Alabama	170	98%	1,602,900	$ 5,883	1.9%
Alaska	3	100	274,600	253	0.1
Arizona	115	99	1,808,300	6,817	2.2
Arkansas	74	100	887,700	2,218	0.7
California	186	99	5,316,000	27,572	9.0
Colorado	83	99	1,459,000	5,482	1.8
Connecticut	22	91	521,100	2,001	0.7
Delaware	18	100	93,000	734	0.2
Florida	382	99	4,133,500	17,321	5.7
Georgia	267	98	4,340,100	13,221	4.3
Idaho	12	100	87,000	401	0.1
Illinois	253	99	5,754,500	19,181	6.3
Indiana	175	98	2,181,000	8,494	2.8
Iowa	42	88	2,978,500	4,164	1.4
Kansas	93	97	1,854,200	4,869	1.6
Kentucky	68	99	1,667,700	4,417	1.4
Louisiana	107	97	1,556,000	4,963	1.6
Maine	16	100	180,300	1,137	0.4
Maryland	37	97	1,017,500	4,758	1.6
Massachusetts	78	99	727,000	3,566	1.2
Michigan	163	99	1,781,000	6,620	2.2
Minnesota	159	100	2,028,500	10,222	3.3
Mississippi	140	96	1,616,900	4,668	1.5
Missouri	153	97	2,705,000	8,353	2.7
Montana	11	100	87,000	434	0.1
Nebraska	39	100	752,100	1,927	0.6
Nevada	23	100	1,191,100	1,954	0.6
New Hampshire	19	100	315,800	1,742	0.6
New Jersey	74	100	997,100	5,847	1.9
New Mexico	33	100	364,300	1,026	0.3
New York	113	100	2,782,700	14,735	4.8
North Carolina	182	99	2,789,200	9,046	3.0
North Dakota	6	100	117,700	211	0.1
Ohio	257	99	6,780,300	15,783	5.2
Oklahoma	134	100	1,653,500	4,692	1.5
Oregon	28	100	593,300	2,525	0.8
Pennsylvania	180	98	1,985,600	8,389	2.7
Rhode Island	4	100	161,600	841	0.3
South Carolina	166	99	1,658,200	7,824	2.6
South Dakota	15	100	195,200	469	0.2
Tennessee	249	98	3,602,800	10,207	3.3
Texas	588	99	9,950,800	28,920	9.4
Utah	22	100	970,600	2,276	0.7
Vermont	5	100	98,000	489	0.2
Virginia	177	97	3,131,400	8,338	2.7
Washington	43	98	733,400	2,819	0.9
West Virginia	18	100	395,600	1,278	0.4
Wisconsin	114	100	2,383,000	6,925	2.3
Wyoming	6	100	54,700	292	0.1
Puerto Rico	4	100	28,300	149	*
Totals\Average	5,326	99%	90,344,600	$ 306,453	100.0%

* Less than 0.1%
(1) Includes rental revenue for all properties owned at March 31, 2018. Excludes rental revenue of $95 from sold properties.

Q1 2018 Supplemental Operating & Financial Data 18

Property Type Composition (dollars in thousands) 19 Q1 2018 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at March 31, 2018. Excludes rental revenue of $95 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type March 31, 2018 (1) March 31, 2018 (2) Retail 5,153 61,032,000 $ 247,789 80.9% 45.5 % Industrial 116 26,023,400 38,493 12.6 82.2 Office 42 3,104,700 13,593 4.4 87.2 Agriculture 15 184,500 6,578 2.1 - Totals 5,326 90,344,600 $ 306,453 100.0 % Retail 80.9% Industrial 12.6% Office 4.4% Agriculture 2.1%

Top 3 Industries Contributing to the Change Quarter ended Quarter ended Net % Change Industry March 31, 2018 March 31, 2017 Change by Industry Motor Vehicle Dealerships $ 7,144 $ 6,673 $ 471 17.9 % Health and Fitness 20,896 20,601 295 11.2 % Grocery Stores 9,902 9,691 211 8.0 % First Quarter 2018 Same Store Rental Revenue (dollars in thousands) 20 Q1 2018 Supplemental Operating & Financial Data Same Store Pool Defined For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases. Same Store Rental Revenue Number of Properties 4,747 Square Footage 78,972,950 Q1 2018 $276,662 Q1 2017 $274,024 Increase (in dollars) $2,638 Increase (percent) 1.0% Same Store Rental Revenue by Property Type Quarter ended Quarter ended Net % Change by Property Type March 31, 2018 March 31, 2017 Change Property Type Retail $ 220,710 $ 218,215 $ 2,495 1.1% Industrial 36,023 36,075 (52) -0.1% Office 13,351 13,223 128 1.0% Agriculture 6,578 6,511 67 1.0% Total $ 276,662 $ 274,024 $ 2,638 1.0%

Occupancy

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	5,251
Total Properties	5,326
Occupancy	98.6%

By Square Footage

Occupied Square Footage	89,074,680
Total Square Footage	90,344,565
Occupancy	98.6%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	304,066,434
Quarterly Vacant Rental Revenue[1]	$	3,731,761
Occupancy		98.8%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 12/31/17		83
Expiration Activity [1]	+	58
Leasing Activity [2]	-	55
Vacant Property Sales Activity [3]	-	11
Vacant Properties at 3/31/18		75

[1] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter.

[2] Includes 46 expirations that were re-leased to the same tenants without vacancy, three that were re-leased to a new tenant without vacancy, and six that were re-leased to a new tenant after a period of vacancy. See page 22 for additional detail on re-leasing activity.

[3] Includes 10 properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties



99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
97.8%
98.0%
98.3%
98.3%
98.3%
98.5%
98.3%
98.4%
98.6%
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018

Q1 2018 Supplemental Operating & Financial Data 21

Allocation Based on Number of Leases Leasing Activity (dollars in thousands) 22 Q1 2018 Supplemental Operating & Financial Data Q1 2018 Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Totals Same Tenant Vacancy of Vacancy Prior Cash Rents $ 7,048 $ 160 $ 3,151 $ 10,359 New Cash Rents* $ 7,065 $ 187 $ 3,145 $ 10,397 Recapture Rate 100.2% 116.6% 99.8% 100.4 % Number of Leases 46 3 6 55 Average Months Vacant - - 11.0 1.2 Additional Invested Capital(1) $ 2,550 $ - $ 1,809 $ 4,359 Incremental Yield(2) 9.8% 38.2% 11.0% *Percentage of Total Annualized Portfolio Rental Revenue: 0.8% (1) Additional invested capital figures include $0 of lease incentive for the quarter ended March 31, 2018. (2) Incremental yield reflects the yield generated by capital commitments made at the time of re-lease, and is calculated as the incremental cash rents divided by additional invested capital. Incremental cash rents are calculated by subtracting prior rents, or management’s estimate of rents to be paid for unimproved space, from the contractual cash rents for the first twelve months following rent commencement. 84% 16% Same Tenant New Tenant

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.4 years.

Total Portfolio [1]					
	Expiring Leases		Approx.	Rental	% of
Year	Retail	Non-Retail	Leasable Sq. Feet	Revenue	Rental Revenue
2018	167	8	1,769,800	$ 6,134	2.0%
2019	265	10	4,008,900	13,313	4.4
2020	220	13	4,253,400	13,350	4.4
2021	311	15	5,383,300	15,563	5.1
2022	402	21	9,926,800	20,935	6.8
2023	499	23	8,692,600	26,243	8.6
2024	229	11	4,153,100	12,912	4.2
2025	335	14	5,281,800	21,602	7.1
2026	314	3	4,643,500	15,948	5.2
2027	543	5	6,285,200	22,290	7.3
2028	305	10	7,660,600	18,925	6.2
2029	405	7	7,440,700	21,565	7.0
2030	98	13	2,758,400	15,569	5.1
2031	287	25	5,782,300	26,899	8.8
2032	84	4	3,129,100	11,779	3.8
2033 - 2043	674	3	7,905,200	42,972	14.0
Totals	5,138	185	89,074,700	$ 305,999	100.0%

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended March 31, 2018. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $454 from 96 expired leases, and $95 from sold properties at March 31, 2018. Leases on our multi-tenant properties are counted separately in the table above.

Q1 2018 Supplemental Operating & Financial Data 23

24 We estimate FFO per share for 2018 of $3.11 to $3.19. We estimate AFFO per share for 2018 of $3.14 to $3.20, an increase of 3% to 5% over 2017 AFFO per share of $3.06. Summarized below are approximate estimates of the key components of the company’s 2018 earnings guidance: Earnings Guidance Q1 2018 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2018 Guidance Net income per share $1.21 to $1.29 Real estate depreciation and impairments per share $1.97 Gains on sales of properties per share ($0.07) FFO per share $3.11 to $3.19 AFFO per share $3.14 to $3.20 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% to 2.0% Acquisition volume $1.0 to $1.5 billion Disposition volume Approximately $200 million

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	Robert Galante	rgalante@dadco.com	(212) 223-5363
Edward Jones	Matt Kopsky	matt.kopsky@edwardjones.com	(314) 515-5319
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Michael Knott	mknott@greenstreetadvisors.com	(949) 640-8780
	Andrew Suh	asuh@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646) 840-3219
	Hersh Shintre	hshintre@janney.com	(646) 840-3201
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	(212) 205-7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Alexander Fraser	frasera@stifel.com	(443) 224-1264
UBS	Nick Yulico	nick.yulico@ubs.com	(212) 713-3402
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2018 Supplemental Operating & Financial Data 25